UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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FirstEnergy Corp.
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FIRSTENERGY CORP.

AMENDMENT TO GLOSSY ANNUAL REPORT

FOR THE ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON MAY 17, 2016

On April 1, 2016, FirstEnergy Corp. (FirstEnergy, the Company, we, us or our) commenced mailing the Company’s 2016 Proxy Statement (the Proxy Statement) and Notice Regarding the Availability of Proxy Materials, as the case may be, to shareholders of the Company in connection with the solicitation of proxies by the Board of Directors of the Company for the 2016 Annual Meeting of Shareholders (the Meeting), to be held on Tuesday, May 17, 2016, at 8:00 a.m., Eastern Time, at the John S. Knight Center, 77 E. Mill Street, Akron, Ohio.

Pursuant to Rule 14a-3(b) of the Securities and Exchange Act of 1934, as amended, the Proxy Statement was accompanied by, or posted on the Internet with, as the case may be, an annual report to shareholders containing certain business and financial information about the Company, which is commonly referred to as a “glossy” annual report (the Glossy Annual Report). We subsequently discovered that a caption to a photo in our Glossy Annual Report located at the bottom of page three under “A Message to our Shareholders” references “nearly 40 million” megawatt-hours of carbon-free electricity generated by our nuclear power stations in 2015, but should reference “nearly 32 million” megawatt-hours. The caption should read in its entirety as follows:

“NEARLY 32 MILLION MEGAWATT-HOURS OF CARBON-FREE ELECTRICITY GENERATED BY OUR THREE NUCLEAR POWER STATIONS IN 2015”

This amendment relates solely to the Glossy Annual Report and has no impact on our annual report on Form 10-K filed with the Securities and Exchange Commission for the fiscal year ended December 31, 2015. The Glossy Annual Report posted on www.ReadMaterial.com/FE, www.ViewMaterial.com/FE and our website at www.firstenergycorp.com/financialreports has been updated to reflect the correct amount of carbon-free electricity generated by the nuclear power stations.

THIS AMENDMENT CONTAINS IMPORTANT INFORMATION AND SHOULD BE READ IN CONJUNCTION WITH THE GLOSSY ANNUAL REPORT, THE PROXY STATEMENT AND ANY ADDITIONAL PROXY MATERIAL DISSEMINATED BY THE COMPANY.

This amendment is being filed with the Securities and Exchange Commission on April 11, 2016. You may revoke your appointment of a proxy or change your related voting instructions one or more times by (i) mailing a proxy card that revises your previous appointment and voting instructions; (ii) voting by Internet or telephone after the date of your previous appointment and voting instructions; (iii) voting in person at the Meeting (other than participants in the FirstEnergy Corp. Savings Plan); or (iv) notifying the Corporate Secretary of the Company in writing prior to the commencement of the Meeting. The proxy tabulator will treat the last instructions it receives from you as final. If you are a beneficial owner of shares, you must follow the directions you receive from your bank, broker or other nominee in order to change your vote.